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                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus pertaining to the Sync Research, Inc. 1996 Non-Executive Stock Option Plan of our report dated June 13, 1996, except as to Note 11 which is as of August 23, 1996 relating to the financial statements of TyLink Corporation appearing in the Form 10-K of Sync Research, Inc. for the year ended December 31, 1997.

PRICE WATERHOUSE LLP
Boston, Massachusetts
May 13, 1998